Exhibit 99.1

Allied Nevada Awards the Hycroft Expansion Project Engineering and Procurement Contract to Fluor

March 15, 2012 | Reno, Nevada - Allied Nevada Gold Corp. (“Allied Nevada” or the “Company”) (TSX: ANV; NYSE-Amex: ANV) is pleased to announce that it has awarded a contract to Fluor Corporation (“Fluor”) to complete the engineering and remaining procurement activities for the Hycroft Expansion Project. The scope of the contract includes completing engineering required to construct and remaining procurement requirements for the crushing plant, 130,000 ton per day mill and flotation plant, and associated facilities. It is expected that the engineering to construct the crushing plant will be completed in the first quarter of 2013 and the mill engineering to construct will be completed in the second quarter of 2014. Civil and earthworks for the crushing project have begun and it is expected that similar work for the milling facilities will begin in the first quarter of 2013. With these schedules, the crusher is on track to begin operations in the second half of 2013 and the mill is expected to be in operation in the first quarter of 2015.

“Fluor has an internationally recognized presence and proven track record for successfully completing large scale facilities such as the proposed expansion at Hycroft,” commented Scott Caldwell, President and CEO of Allied Nevada. “Having worked with Fluor on projects worldwide, I am confident that this project will advance in a timely and professional manner.”

To date, orders have been placed for the primary gyratory crusher, secondary and tertiary crushers and screens, SAG mills and ball mills as well as the majority of the major mobile mining equipment. With cash on hand and equipment leases currently in place, Allied Nevada believes it has identified approximately half of the $1.2 billion capital requirements for its previously announced expansion project.

For further information on Allied Nevada, please contact:

Scott Caldwell	Tracey Thom
President & CEO	Vice President, Investor Relations
(775) 358-4455	(775) 789-0119

or visit the Allied Nevada website at www.alliednevada.com

Cautionary Statement Regarding Forward Looking Information

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, the U.S. Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995 or in releases made by the U.S. Securities and Exchange Commission (the “SEC”), all as may be amended from time to time, (and the equivalent under Canadian securities laws), that are intended to be covered by the safe harbor created by such sections. Such forward-looking statements include, without limitation, statements regarding the Company’s expectation of the projected timing and outcome of engineering studies; the potential for confirming, upgrading and expanding gold and silver mineralized material at Hycroft; mineral reserve and resource estimates; estimates of gold and silver grades; and other statements that are not historical facts. Forward-looking statements address activities, events or developments that Allied Nevada expects or anticipates will or may occur in the future, and are based on current expectations and assumptions. Although Allied Nevada management believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among others, risks relating to risks that Allied Nevada’s acquisition, exploration and property advancement efforts will not be successful; risks relating to fluctuations in the price of gold and silver; the inherently hazardous nature of mining-related activities; uncertainties concerning reserve and resource estimates; availability of outside contractors in connection with Hycroft and other activities; uncertainties relating to obtaining approvals and permits from governmental regulatory authorities; and availability, amount and timing of capital for financing the Company’s exploration and development activities, including uncertainty of being able to raise capital on favorable terms or at all; as well as those factors discussed in Allied Nevada’s filings with the SEC including Allied Nevada’s latest Annual Report on Form 10-K and its other SEC filings (and Canadian filings). The Company does not intend to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

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